                                  SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/   Preliminary Proxy Statement
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ /   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))


                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)  Title of each class of securities to which transaction applies: N/A

      (2)  Aggregate number of securities to which transaction applies: N/A

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

      (4)  Proposed maximum aggregate value of transaction: N/A

      (5)  Total fee paid: $0


/ /   Fee paid previously with preliminary materials:  N/A

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The Annual Meeting of Shareholders of CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (the "Company"), a Bermuda corporation, will be held at The Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda, on Friday, May 2, 1997 at 10:00 A.M., for the following purposes:

         1. To elect six directors to serve until the next Annual General Meeting of Shareholders;

         2. To consider and act upon a proposal to set the maximum number of directors to serve on the Board of Directors until the next Annual General Meeting of Shareholders at seven;

         3. To consider and act upon a proposal to increase the number of authorized shares of the Company's stock from 50,000,000 shares to 120,000,000 shares by increasing the number of authorized shares of Class A Common Stock from 30,000,000 shares to 100,000,000 shares by (i) amending the Company's Memorandum of Association and (ii) amending the Company's Bye-laws;

         4. To consider and act upon amendments to the Company's Bye-laws concerning the scope of the authority of the directors and officers of the Company;

         5. To consider and act upon amendments to the Company's Bye-laws concerning the requirements for approving certain proposals;

         6. To consider and act upon a proposal to approve a change to the compensation of directors;

         7. To consider and act upon an amendment to the Company's Bye-laws permitting the Board of Directors to set the compensation to be paid to directors;

         8. To receive and adopt the financial statements of the Company for the Company's fiscal year ended December 31, 1996 together with the auditors' report thereon; and

         9. To appoint Arthur Andersen & Co. as auditors for the Company and to authorize the directors to approve their fee.

         The approval and adoption of each matter to be presented to the shareholders is independent of the approval and adoption of each other matter to be presented to the shareholders.

         Only shareholders of record at the close of business on March 24, 1997 are entitled to notice of and to vote at the meeting.

                                            By order of the Board of Directors,

                                            /s/ Nicolas G. Trollope

                                            NICOLAS G. TROLLOPE
                                            Secretary

Hamilton, Bermuda
April 4, 1997

IMPORTANT: The prompt return of proxies will ensure that your shares will be voted. A self-addressed envelope is enclosed for your convenience.

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

               --------------------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                   May 2, 1997

               --------------------------------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (the "Company"), a Bermuda company, for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at The Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda, on Friday, May 2, 1997, at 10:00 A.M., and at any adjournments thereof.

         Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the directions given therein. Shareholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the total number of votes entitled to be cast on each matter to be voted upon at the Meeting constitutes a quorum as to each such matter. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes, but abstentions and broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to shareholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner or has discretionary power but elects not to exercise it.

         The registered office of the Company is located at Clarendon House, Church Street, Hamilton HM CX, Bermuda. The Central European Media Enterprises Ltd. group of companies also maintains offices at 18 D'Arblay Street, London W1V 3FP, England. The approximate date on which this Proxy Statement and the enclosed form of proxy will be first sent to shareholders is April 4, 1997.

         Shareholders of record of the Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") at the close of business on March 24, 1997 shall be entitled to one vote for each share then held. Shareholders of record of the Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock") at the close of business on March 24, 1997 shall be entitled to ten votes for each share then held. The Class A Common Stock and the Class B Common Stock shall be voted on all matters presented as a single class. There were issued and outstanding on March 24, 1997 [16,716,478] shares of Class A Common Stock and [7,149,475] shares of Class B Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 24, 1997 with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock and also sets forth certain information with respect to voting power as of March 24, 1997, by (i) each shareholder known by the Company to beneficially own more than 5% of any class of the Company's outstanding voting securities, (ii) each director of the Company, (iii) the Chief Executive Officer and each other executive officer and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted below, each of the shareholders identified in the table has sole voting and investment power over the shares beneficially owned by such person.


                                                      Class A Common Stock          Class B Common Stock
                                                      --------------------          --------------------
                                                                                           Amount
                                                      Amount Beneficially                Beneficially             Percent
                                                            Owned                           Owned                 of Total
                                                            -----                           -----                 Voting
  Name of Beneficial Owner                          Number          Percent(%)       Number       Percent(%)      Power(%)
  ------------------------                          ------          ----------       ------       ----------      --------

Ronald S. Lauder(1)(10)                         5,487,941(17)        25.1(23)      4,940,595          69.1         56.3

Andrew Gaspar(1)(11)                              745,982(18)         4.3(23)        745,982          10.4          8.5

Leonard M. Fertig                                 398,805(19)         2.3(23)        228,805           3.2          2.6

John A. Schwallie                                  47,500(20)          *                  --           --            *

Herbert S. Schlosser                               43,000(21)          *                  --           --            *

Robert A. Rayne                                        --              *                  --           --            *

Nicolas G. Trollope                                 1,700              *                  --           --            *

All directors and executive                     6,679,928(22)        28.9(23)      5,915,382          82.7         67.4
officers as a group
(7 persons)


The Capital Group Companies,                    1,621,400             9.7                 --           --           1.8
Inc.(2)

Mercury Asset Management plc(3)                 1,481,650             8.9                 --           --           1.7

Leonard A. Lauder(4)(12)                        1,368,568(18)         7.6(23)      1,368,568          19.1         15.5

Dresdner Bank AG(5)(13)                         1,337,900             8.0                 --           --           1.5

RCM Capital Management,                         1,337,900             8.0                 --           --           1.5
L.L.C.(6)(14)

Warburg, Pincus Counsellors, Inc.(7)            1,288,200             7.7                 --           --           1.5

Scudder, Stevens & Clark, Inc.(8)                 838,870             5.0                 --           --           1.0

EL/RSLG Media, Inc.(1)(15)                        646,895(18)         3.7(23)        646,895           9.0          7.3

Mark Palmer(9)(16)                                400,060(18)         2.3(23)        400,060           5.6          4.5
===========================================================================================================================
===========================================================================================================================

----------
 *    Less than 1.0%

(1) The address of each of the shareholders indicated is Suite 4200, 767 Fifth Avenue, New York, New York 10153.
(2) Information in respect of the beneficial ownership of The Capital Group Companies, Inc. (other than its percentage ownership) is based upon a statement on Schedule 13G filed jointly by such person, Capital Guardian Trust Company and Capital Research and Management Company. The address of each of these shareholders is 333 South Hope Street, Los Angeles, California 90071. The Capital Group Companies, Inc. disclaims beneficial ownership of all of these shares. Capital Guardian Trust Company reported ownership of 680,000 of these shares but it disclaims beneficial ownership with respect to such shares. Capital Research and Management Company reported ownership of 915,000 of these shares but it disclaims beneficial ownership with respect to such shares.
(3) Information in respect of the beneficial ownership of Mercury Asset Management plc (other than percentage ownership) is based upon a statement on Schedule 13D filed by such person. The address of Mercury Asset Management plc is 33 King William Street, London, EC4R 9AS, England.
(4) Information in respect of the beneficial ownership of Leonard A. Lauder (other than his percentage ownership) is based upon a statement on
      Schedule 13D filed by such person. The address of Mr. Leonard Lauder is c/o the Estee Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153.
(5)   Information in respect of the beneficial ownership of Dresdner Bank AG

      (other than percentage ownership) is based upon a statement on Schedule 13G filed by such person. The address of Dresdner Bank AG is Jurgen-Ponto-Platz 1, 60301 Frankfurt, Germany. Dresdner Bank AG reported beneficial ownership of 1,337,900 shares, but only to the extent that it is deemed to have beneficial ownership of securities beneficially owned by RCM Capital Management, L.L.C., a wholly-owned subsidiary of Dresdner Bank AG.
(6) Information in respect of the beneficial ownership of RCM Capital Management, L.L.C. (other than percentage ownership) is based upon a statement on Schedule 13G filed jointly by such person, RCM Limited L.P. and RCM General Corporation. The address of each of these shareholders is Four Embarcadero Center, Suite 2900, San Francisco, California 94111.
(7) Information in respect of the beneficial ownership of Warburg, Pincus Counsellors, Inc. (other than its percentage ownership) is based upon a statement on Schedule 13G filed by such person. The address of Warburg, Pincus Counsellors, Inc. is 466 Lexington Avenue, New York, New York 10017.
(8) Information in respect of the beneficial ownership of Scudder, Stevens & Clark, Inc. (other than its percentage ownership) is based upon a statement on Schedule 13G filed by such person. The address of Scudder, Stevens & Clark, Inc. is 345 Park Avenue, New York, New York 10154.
(9) Information in respect of the beneficial ownership of Mark Palmer (other than his percentage ownership) is based upon a statement on Schedule 13G filed by such person. The address of Mr. Palmer is 4437 Reservoir Road, N.W., Washington, D.C. 20007.
(10) 3,385,417 of these shares are owned beneficially by RSL Investments Corporation and 577,788 of these shares are owned beneficially by Duna Investments, Inc., both of which are owned by Mr. Lauder. 210,461 of these shares are held by RAJ Family Partners L.P. and beneficially owned by Mr. Lauder, and 646,895 of these shares are held by EL/RSLG Media, Inc., of which 50% of the common stock outstanding is beneficially owned by the 1995 Estee Lauder RSL Trust and beneficially owned by Mr. Lauder.
(11) 738,590 of these shares are owned beneficially by Bukfenc Inc., which is wholly-owned by Mr. Gaspar and members of his family.
(12) 646,895 of these shares are held by EL/RSLG Media, Inc., of which 50% of the common stock outstanding is beneficially owned by the Estee Lauder LAL Trust, of which Leonard A. Lauder is a co-trustee and beneficiary. 436,434 of these shares are held by LWG Family Partners L.P., a partnership whose managing partner is a corporation which is one-third owned by Mr. Lauder.
(13) These shares are also included in the shares reported as being beneficially owned by RCM Capital Management, L.L.C., which is a wholly-owned subsidiary of Dresdner Bank AG.
(14) These shares are also included in the shares reported as being beneficially owned by Dresdner Bank AG, the parent holding company of RCM Capital Management, L.L.C.
(15) These shares are also included in the shares reported as being beneficially owned by Ronald S. Lauder and Leonard A. Lauder.
(16) 392,467 of these shares are owned beneficially by Democracy, Inc., which is wholly-owned by Mr. Palmer.
(17) Includes 4,940,595 shares of Class A Common Stock into which Mr. Lauder's shares of Class B Common Stock are convertible at the election of such holder and 250,000 shares of Class A Common Stock underlying warrants which are currently exercisable.
(18)  Represents shares of Class A Common Stock into which such holder's shares of Class B Common Stock are convertible at the election of such holder.
(19) Consists of 228,805 shares of Class A Common Stock into which Mr. Fertig's shares of Class B Common Stock are convertible at the election of such holder and 125,000 shares of Class A Common Stock underlying options.
(20)  Represents shares of Class A Common Stock underlying options.
(21)  Includes 40,000 shares of Class A Common Stock underlying options.
(22) Includes 5,915,382 shares of Class A Common Stock into which shares of Class B Common Stock beneficially owned by all directors and executive officers as a group are convertible at the election of such holders, 212,500 shares of Class A Common Stock underlying options which are currently exercisable, and 250,000 shares of Class A Common Stock underlying warrants which are currently exercisable.
(23) Percentage ownership is calculated pursuant to Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ("Section 16 Reports") with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. Based solely on the Company's review of the Section 16 Reports furnished to the Company and written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1996, all filing requirements under
Section 16(a) applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis, except that (i) Mr. Fertig, a director and executive officer of the Company, failed to timely file a Form 5 covering an option grant in August 1996, and (ii) Mr. Rayne, a non-U.S. citizen, failed to timely file a Form 3 upon becoming a director of the Company in May 1996.

                              ELECTION OF DIRECTORS

      Six directors will be elected at the Meeting to serve until the Company's next annual general meeting of shareholders. The election of directors requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the persons listed below. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. All nominees are currently directors. There is no arrangement or understanding between any director and any other person pursuant to which such person was selected as a director.



                                                                                                                Year
                                                                                                              Became a
         Name of Nominee                            Principal Occupation                        Age           Director
         ---------------                            --------------------                        ---           --------

Ronald S. Lauder                   Chairman of the Board of the                                 53              1994
                                      Company; Chairman of Estee Lauder
                                      International

Leonard M. Fertig                  President and Chief Executive                                50              1994
                                      Officer of the Company; President
                                      of CME Development Corporation, a
                                      subsidiary of the Company

Andrew Gaspar                      President of the general partner of                          49              1994
                                      R.S. Lauder, Gaspar & Co., LP

Robert A. Rayne                    Director of London Merchant                                  48              1996
                                   Securities plc

Herbert S. Schlosser               Senior Advisor, Schroder Wertheim &                          70              1994
                                      Co. Incorporated

Nicolas G. Trollope                Partner of Conyers, Dill & Pearman                           49              1994


      Ronald S. Lauder, Chairman of the Board of Directors of the Company, has served as Chairman of Central European Development Corporation Ltd. ("CEDC") since 1990, Chairman of RSL Investments Inc. and Chairman of RSL Communications, Ltd. ("RSLC") an international telecommunications company, since 1994. Mr. Lauder has served as Chairman of Estee Lauder International since 1992 and Chairman of Clinique Laboratories, Inc., an Estee Lauder division, since 1992. From 1986 until 1987, Mr. Lauder served as U.S. Ambassador to Austria, having previously served as Deputy Assistant Secretary of Defense for European and NATO Policy. Mr. Lauder currently serves as a director of Estee Lauder, Inc. and The International Society for Yad Vashem, as Chairman of the Board of Directors of The Museum of Modern Art and President of The Jewish National Fund.

      Leonard M. Fertig has served as President and Chief Executive Officer of the Company since August 1995. Mr. Fertig served as Vice President-Finance and Chief Financial Officer of the Company from its inception in June 1994 until August 1995. Mr. Fertig is also President of CME Programming Services, Inc. and CME Development Corporation, subsidiaries of the Company. Mr. Fertig was an independent consultant to the media industry from 1989 until 1994. From 1985 until 1989, Mr. Fertig was Executive Vice President and Chief Financial Officer of Reiss Media Enterprises, a pay-per-view network. His experience includes over

20 years of consulting, planning and management of businesses, including with American Airlines and Capital Cities/ABC. Mr. Fertig also serves as a director of the following broadcast operations of the Company: Nova TV, PULS, Media Pro International, Pro Plus and STS.

      Andrew Gaspar directed the activities of the Company's predecessors from 1991 to June 1994. Since its inception in June 1994 until December 1996, Mr. Gaspar served as Vice President and Secretary of the Company. Mr. Gaspar has been President of the general partner of R.S. Lauder, Gaspar & Co., LP, a venture capital company, since 1991 and holds a comparable position with an affiliate. Mr. Gaspar has been Vice Chairman of CEDC since 1991 and a director and Vice Chairman of RSLC since 1994. From 1982 until 1991, Mr. Gaspar was a partner of Warburg, Pincus & Co., a venture capital firm, in which Mr. Gaspar specialized in start-up ventures in the telecommunications industry. Mr. Gaspar is Chairman of the Board and a director of Auto Info Inc., a financial services company.

      Robert A. Rayne has been a director of London Merchant Securities plc, a U.K. investment firm, since 1983. Mr. Rayne also is Investment Director of Westpool Investment Trust plc. Mr. Rayne serves as a director for several U.K.-based companies and in addition, serves on the Board of Directors of Energy Ventures Inc.

      Herbert S. Schlosser has served as a Senior Advisor, Broadcasting and Entertainment to Schroder Wertheim & Co. Incorporated since 1986. Mr. Schlosser serves as a consultant to the Company and receives a fee for such services. Mr. Schlosser also serves as a consultant to Data Broadcasting Corporation.

Mr. Schlosser was Executive Vice President of RCA Corporation from 1978 until 1985 and President of the National Broadcasting Company (NBC) from 1974 until 1978. Mr. Schlosser is a director of United States Satellite Broadcasting Company, Inc. and Data Broadcasting Corporation.

         Nicolas G. Trollope has served as Vice President and Secretary of the Company since January 1997 and has been a partner with the law firm of Conyers, Dill & Pearman, Hamilton, Bermuda, since 1991, and an attorney at the firm for more than the past six years.

Committees of the Board

         The Board of Directors has an Audit Committee composed of Messrs. Lauder, Schlosser and Gaspar. The Audit Committee is responsible for recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. During the fiscal year ended December 31, 1996, the Audit Committee met on one occasion.

         The Board of Directors has a Compensation Committee composed of Messrs. Lauder and Gaspar. The Compensation Committee is responsible for determining executive compensation policies and guidelines and for administering the Company's 1994 Stock Option Plan (the "1994 Stock Option Plan") and the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan"; collectively, the 1994 Stock Option Plan and the 1995 Stock Option Plan may be referred to as the "Stock Option Plans"), including granting options and setting the terms thereof pursuant to such plans. During the fiscal year ended December 31, 1996, the Compensation Committee met on two occasions.

      The Board of Directors has an Administrative Committee composed of Messrs. Trollope and Fertig. Mr. Gaspar also served as a member of the Administrative Committee for a portion of the fiscal year ended December 31, 1996. The Administrative Committee is responsible for acting on routine matters incidental to the day-to-day affairs of the Company. The Administrative Committee did not meet during the fiscal year ended December 31, 1996.

      During the fiscal year ended December 31, 1996, the Board of Directors met, or acted by unanimous consent, on seven occasions. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board on which they served during the periods that they served.

      There is no family relationship among any directors or executive officers of the Company.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE SIX NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

                               EXECUTIVE OFFICERS

      Set forth below is certain information describing the Company's other executive officer:

      John A. Schwallie, age 34, has served as Vice President- Finance and Chief Financial Officer of the Company since August 1995. Mr. Schwallie, a certified public accountant, served as Financial Director of Nova TV from 1994 until August 1995. From 1992 until 1993, Mr. Schwallie served as the Advisor to the Financial Director of Prague Breweries, the second largest brewery in the Czech Republic. During 1991, he served as the Assistant to the Regional Director of General Atlantic, a London based multi-billion dollar privately held conglomerate, operating retail outlets in Prague. Mr. Schwallie currently serves as a director of Media Pro International and director of the audit committee of Nova TV.

      There is no arrangement or understanding between any executive officer and any other person regarding selection as an executive officer.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to the Company's current Chief Executive Officer and its three most highly compensated executive officers (together, the "Named Executive Officers") who either served as executive officers during, or were serving as executive officers at the end of, the last completed fiscal year ended December 31, 1996, for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years. Inception of the Company occurred in June 1994. Amounts reflected in the following table for Messrs. Fertig, Palmer and Gaspar with respect to services rendered in 1994 prior to the inception of the Company are amounts which were paid to these Named Executive Officers by certain shareholders or partners of the Company's predecessors for services rendered by these Named Executive Officers to the operations of the Company during its development stage.



                                                                                     Long-Term Compensation
                                                                                     ----------------------
                                         Annual Compensation                                 Awards
                                         -------------------                                 ------
                                                                              Restricted   Securities
                                                           Other Annual         Stock      Underlying      All Other
        Name and                   Salary       Bonus      Compensation        Award(s)      Options      Compensation
   Principal Position     Year       $            $             $                 $             #               $
   ------------------     ----     ------       -----      ------------        --------    ----------     ------------

Leonard M. Fertig         1996     309,840     150,000      64,358(1)            ---          50,000         ---
 President and            1995     220,623     125,000      58,806(2)            ---         200,000         ---
 Chief Executive          1994     218,933         ---      41,896(3)            ---          25,000         ---
 Officer

John A. Schwallie         1996     184,375      50,000         ---               ---             ---         696(4)
 Vice President -         1995     120,193      35,000       7,366(5)            ---          75,000         600(4)
 Finance and Chief        1994      78,000         ---         ---               ---          10,000         ---
 Financial Officer

Mark Palmer               1996     125,000         ---         ---               ---             ---         ---
 Vice Chairman of         1995     125,000         ---         ---               ---             ---         ---
 the Board of             1994     195,833(8)      ---         ---               ---             ---         ---
 Directors(6)

Andrew Gaspar             1996     125,000         ---         ---               ---             ---         ---
 Vice President and       1995     125,000         ---         ---               ---             ---         ---
 Secretary(7)             1994     230,833(8)      ---         ---               ---             ---         ---

--------------------------

(1) Of this amount, $55,800 represents housing costs paid by the Company and $8,558 represents use of a Company automobile.
(2) Of this amount, $45,918 represents housing costs paid by the Company and $12,888 represents use of a Company automobile.
(3) Of this amount, $26,659 represents housing costs paid by the Company and $15,237 represents use of a Company automobile.
(4)    Represents life insurance benefits paid by the Company.
(5)    Represents housing costs paid by the Company.
(6) Mr. Palmer resigned as Vice Chairman of the Board of Directors of the Company on October 8, 1996.
(7) Mr. Gaspar resigned as Vice President and Secretary of the Company on December 31, 1996.

(8) These amounts include amounts paid by affiliated entities to Messrs. Palmer and Gaspar, which were part of the $733,000 charged by those entities to the Company in 1994 and included in corporate costs and expenses.

       No stock appreciation rights or long-term incentive plan awards (all as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during the time periods described above.

Option Grants In Last Fiscal Year

       The following table sets forth information with respect to grants of stock options to purchase Class A Common Stock granted to the Named Executive Officers during the fiscal year ended December 31, 1996.



                                                                              Potential Realizable Value
                                                                              at Assumed Annual Rates of
                                                                               Stock Price Appreciation
                                         Individual Grants                         for Option Term
                         -------------------------------------------------    --------------------------
                                         Percent of
                        Number of          Total
                        Securities        Options
                        Underlying       Granted to
                         Options         Employees      Exercise
                         Granted         in Fiscal        Price    Expiration       5%        10%
          Name             (#)            Year(%)        ($/sh)       Date         ($)        ($)
          ----            -----          ---------      --------     ------        ---        ---

Leonard M. Fertig         50,000            7.85          21.75      8/1/06       684,000   1,733,000


Aggregated Option Exercises in Last Fiscal Year and Fiscal
Year-End Option Values

         The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 1996 by the Named Executive Officers and the value at December 31, 1996 of unexercised stock options held by the Named Executive Officers.

                                                                 Number of Securities
                                                                      Underlying                 Value of Unexercised
                                                                Unexercised Options at          In-the-Money Options at
                        Shares Acquired         Value               Fiscal Year-End               Fiscal Year-End(1)
                          on Exercise        Realized(1)                  (#)                             ($)
             Name             (#)                ($)           Exercisable/Unexercisable       Exercisable/Unexercisable
             ----            -----              -----          -------------------------       -------------------------

Leonard M. Fertig              0                   0                125,000/150,000               1,705,750/1,762,000

John A. Schwallie              0                   0                 47,500/37,500                  743,000/565,500

------------------------

(1) Fair market value of securities underlying the options at fiscal year end minus the exercise price of the options.

Compensation of Directors

         The Company has previously paid fees to each non-employee director who is not a controlling person of an affiliate of

$2,500 per Board meeting. A proposal to change the fees to be paid to directors from $2,500 per meeting to $10,000 per annum and to change the directors eligible to receive such fees has been approved by the Board of Directors of the Company and is to be voted upon at the Meeting (see "Directors' Compensation"). Mr. Trollope is a partner in the law firm of Conyers, Dill & Pearman, Hamilton, Bermuda, which served as the Company's Bermuda counsel for the fiscal year ended December 31, 1996 and is expected to continue to serve as the Company's Bermuda counsel in 1997. No separate compensation is paid to any director for serving on committees. As of August 3, 1995, the Company entered into a consulting agreement with Mr. Schlosser for a term of one year and, on August 1, 1996, the Company and Mr. Schlosser entered into a subsequent one year consulting agreement. Under the consulting agreements, Mr. Schlosser served and serves as a consultant to the Company and, at the request of the Company's management, performed and performs general consulting services relating to the Company's broadcast operations. Pursuant to the agreement entered into in 1995, the

Company paid Mr. Schlosser at the rate of $50,000 per annum and granted Mr. Schlosser 10 year options to purchase 25,000 shares of Class A Common Stock at an exercise price equal to the last reported sale price of the Class A Common Stock on the Nasdaq National Market on August 3, 1995. Options to purchase 12,500 of such shares became exercisable commencing February 3, 1996 and the remainder of these options became exercisable commencing August 3, 1996. Pursuant to the agreement entered into in August 1996, the Company pays Mr. Schlosser at the rate of $100,000 per annum and granted Mr. Schlosser 10 year options to purchase 15,000 shares of Class A Common Stock at an exercise price equal to the last reported sale price of the Class A Common Stock on the Nasdaq National Market on August 1, 1996. Such options are in addition to those granted separately to Mr. Schlosser for serving as a director. Non-employee directors (other than Mr. Trollope who declines such options and other than controlling persons of affiliates of the Company) have automatically been granted options to purchase 10,000 shares of Class A Common Stock once per year under the Stock Option Plans. The Company has not previously paid fees to employee directors and directors who are controlling persons of affiliates of the Company for services as directors; however, as described above, the proposal before the Meeting provides that certain of these directors would receive fees for serving as directors. The Company reimburses each director for expenses in connection with attending meetings of the Board of Directors.

Employment Agreements, Termination of Employment and
Change-in-Control Arrangements

         Leonard M. Fertig, President and Chief Executive Officer of the Company, has three-year employment agreements, dated as of August 10, 1995, with the Company and with a wholly-owned subsidiary of the Company. Under the terms of the employment agreements, Mr. Fertig receives in the aggregate a salary of

$250,000 for the first year, $275,000 for the second year and $300,000 for the third year. The employment agreements contain a confidentiality covenant and a non-compete covenant which has a term of two years after the termination of his employment. Pursuant to a consulting agreement with a wholly-owned subsidiary of the Company, a consulting company owned by Mr. Fertig is paid $50,000 per year. Mr. Fertig has also been granted options to purchase 25,000 shares of Class A Common Stock under a previous agreement with the Company and under his current agreements, Mr. Fertig has been granted options to purchase 200,000 shares of Class A Common Stock. These options originally were to become exercisable in three equal installments on each of the first, second and third anniversaries of the agreements. However, the Board of Directors recently amended the 1995 Stock Option Plan to provide for two-year vesting rather than three-year vesting, and therefore these options are exercisable in two equal installments on each of the first and second anniversaries of these agreements. In addition, as a result of the Company having met certain performance goals established by agreement between the Compensation Committee and Mr. Fertig, options to purchase an additional 50,000 shares (exercisable in equal installments on each of the first and second anniversaries of their grant) were granted to Mr. Fertig in August 1996. In addition, if the Company meets or exceeds performance goals to be established by agreement between the Compensation Committee and Mr. Fertig, options to purchase an additional 50,000 shares of Class A Common Stock will be granted to him in August 1997. In the event of a merger, reorganization or consolidation in which the Company is not the surviving corporation, then all options which have been granted to Mr. Fertig shall be immediately exercisable in full.

         John A. Schwallie, Vice President-Finance and Chief Financial Officer of the Company has two-year employment agreements, dated as of August 14, 1995, with the Company and a wholly-owned subsidiary of the Company. Under the terms of the employment agreements, Mr. Schwallie receives in the aggregate a salary of $175,000 in the first year, which amount is to be increased by the Board of Directors by an amount not less than the U.S. Consumer Price Index increase in the second year. The employment agreements contain a confidentiality covenant and a non-compete covenant which has a term of two years after the termination of Mr. Schwallie's employment. Mr. Schwallie, who had previously been granted options to purchase 60,000 shares of Class A Common Stock, has been granted options under his current agreements to purchase an additional 25,000 shares of Class A Common Stock, 12,500 of which are exercisable on August 14, 1996 and an additional 12,500 of which are exercisable on August 14, 1997, all pursuant to the Company's Stock Option Plans. In the event of a merger, reorganization or consolidation in which the Company is not the surviving corporation, then all options which have been granted to Mr. Schwallie shall be immediately exercisable in full.

         Mark Palmer, formerly the Vice Chairman of the Board of Directors of the Company, continues to have a services agreement with the Company, dated as of July 29, 1996. Pursuant to his agreement, the Company pays $125,000 per year to a corporation owned by Mr. Palmer for services performed by him outside of the United States. The services agreement has a two year term. Under the agreement, the Company acknowledges that Mr. Palmer will devote at least a majority of his business time to activities unrelated to the business and affairs of the Company. The agreement contains prohibitions on the disclosure of confidential information and a non-compete covenant which has a term of two years after its termination.

         Andrew Gaspar, a director of the Company and formerly Vice President and Secretary of the Company, continues to have a services agreement with the Company. Pursuant to his agreement with the Company, which was extended in October 1996 for an additional two years, the Company pays $125,000 per year to a corporation owned by Mr. Gaspar and members of his family for services performed by him outside of the United States. Under the agreement, the Company acknowledges that Mr. Gaspar will devote at least a majority of his business time to activities unrelated to the business and affairs of the Company. The agreement contains prohibitions on the disclosure of confidential information and a non-compete covenant which has a term of two years after its termination.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee are Ronald S. Lauder and Andrew Gaspar, who was Vice President and Secretary of the Company until December 31, 1996. See "Certain Relationships and Related Transactions" and "Employment Agreements, Termination of Employment and Change-in-Control Arrangements."

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is charged with developing a corporate compensation philosophy, determining compensation packages for the Chief Executive Officer and the Chief Financial Officer and the Company's other executive officers, if any, and administering the Stock Option Plans. The compensation paid to Messrs. Palmer and Gaspar as executive officers during the Company's fiscal year ended December 31, 1996 was based on the terms of agreements entered into prior to the time that the Company became subject to the reporting requirements of the Exchange Act. The agreements under which Messrs. Palmer and Gaspar currently are being compensated were entered into after Messrs. Palmer and Gaspar, respectively, had notified the Company of their intention to resign as executive officers. Consequently, although the Compensation Committee is responsible for determining compensation policies and guidelines for all executive officers, it has not at this time formulated such policies for executive officers other than the Chief Executive Officer and the Chief Financial Officer.

         The primary objective of the compensation packages of the Chief Executive Officer and the Chief Financial Officer is to provide a remuneration opportunity that will motivate and retain these key executives of the Company.

         Based on this objective, the Compensation Committee has adopted the following basic principles for compensating the Chief Executive Officer and the Chief Financial Officer:

         o compensation plans should reward individual and corporate achievement; and
         o short and long-term incentives must be effectively balanced to satisfy both the short and long-term goals of the Company.

         Based on the Compensation Committee's own knowledge of compensation packages for comparable positions at other media companies, both public and private, the Compensation Committee devised pay packages that consist of three components, each designed to achieve a distinctive objective:

         Base Salary provides regular compensation for services rendered at a sufficient level to retain and motivate the Chief Executive Officer and the Chief Financial Officer.

         Bonus provides cash incentive compensation for services rendered to motivate and reward the Chief Executive Officer and the Chief Financial Officer.

Bonuses are determined at the Compensation Committee's discretion, considering individual performance as well as contribution to the growth, development and success of the Company.

         Stock Options are an integral part of the pay packages of the Chief Executive Officer and the Chief Financial Officer. Options provide a unique compensation opportunity. The Compensation Committee believes that stock options, which are designed to focus attention on stock values, are the most effective way of aligning the long-term interests of the Chief Executive Officer and the Chief Financial Officer with those of the Company's shareholders. Options are granted at prices equal to the fair market value at the date of grant, are not exercisable until the first anniversary of the date of grant and do not become fully exercisable until the second anniversary of the date of grant. Options generally remain exercisable during continued employment until the tenth anniversary of the date of grant, which provides executives an incentive to increase shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

         Compensation of Chief Executive Officer

         The Compensation Committee and the Board of Directors recognize the unique skills and experience of the Chief Executive Officer. The goal of the Compensation Committee in developing a pay package for the Chief Executive Officer was to provide a significant incentive to motivate and retain his services for a significant term. The current employment agreements with the Chief Executive Officer, which have three-year terms expiring in August 1998, provide:

         Salary

         A base salary of $250,000 per year with $25,000 increases in base salary per year provided during the term of the agreements. In addition, pursuant to a consulting agreement with a wholly-owned subsidiary of the Company, a consulting company owned by Mr. Fertig is paid $50,000 per year.

         Annual Bonus

         The Compensation Committee granted a $150,000 bonus to Mr. Fertig for 1996 based on Mr. Fertig's extraordinary performance during the year. This bonus was discretionary and not expressly provided for in the employment agreement with Mr. Fertig. The Compensation Committee took into consideration (i) the success realized in 1996 by Nova TV, the Company's television station in the Czech Republic, (ii) the early success of PRO TV and POP TV, the Company's television operations in Romania and Slovenia which began broadcasting in December 1995, (iii) Mr. Fertig's contribution to the successful start-up of new television broadcast operations in the Slovak Republic and Ukraine, and (iv) the completion of the Company's third public offering of 5,520,000 shares of Class A Common Stock (the "1996 Offering").


         Stock Options

         During 1995, the Chief Executive Officer was granted options to purchase 200,000 shares of Class A Common Stock, which, due to recent changes to the 1995 Stock Option Plan, vest equally after the first and second anniversaries of this grant. In addition, having satisfied performance goals established by agreement between the Compensation Committee and the Chief Executive Officer, the Chief Executive Officer was granted options to purchase an additional 50,000 shares of Class A Common Stock in August 1996. Such performance goals included: (i) the procurement of new licenses, (ii) the build-out of new television operations, (iii) the recruitment and effective management of qualified staff, (iv) the increase in the Company's Class A Common Stock price, and (v) the identification of new growth opportunities. In addition, if the Company meets or exceeds performance goals to be established by agreement between the Compensation Committee and the Chief Executive Officer, options to purchase an additional 50,000 shares of Class A Common Stock will be granted in August 1997.

         In setting the above compensation package a number of factors were considered, including:

                  o the unique skills and experience of the Chief Executive Officer;
                  o total compensation of key executives at other media companies; and
                  o the importance of the Chief Executive Officer to the continued growth and success of the Company and the need to provide him with a significant incentive to motivate and retain his services for a three-year period starting in 1995.

         Summary

         The Compensation Committee will continue to evaluate the Company's executive compensation programs on an ongoing basis to assure that the Company's compensation philosophies and practices are consistent with the objective of enhancing shareholder value.

                                    Compensation Committee

                                    RONALD S. LAUDER
                                    ANDREW GASPAR

                                PERFORMANCE GRAPH

         The following performance graph is a line graph comparing the change in the cumulative shareholder return of the Class A Common Stock against the cumulative return of the Nasdaq Stock Market Index and the Dow Jones Broadcasting Index between October 13, 1994 (the first day on which the Class A Common Stock commenced trading on the Nasdaq National Market) and December 31, 1996.

                            NASDAQ Stock      Dow Jones
                     CETV   Market Index  Broadcasting Index
                    ------  ------------  ------------------

          12-Oct-94 100.00    100.00            100.00

          30-Dec-94 100.00     98.04             94.99

          29-Dec-95 146.43    137.17            128.02
          31-Dec-96 226.79    168.32            101.45


      Value of $100 invested at October 13, 1994 as of December 31, 1996

      Central European Media Enterprises Ltd.  $226.79
      The Nasdaq Stock Market Index            $168.32
      Dow Jones Broadcasting Index             $101.45
                                      17

                               NUMBER OF DIRECTORS

         The Board of Directors recently has begun a search process for an additional independent director. The Board of Directors believes that it is in the best interests of the Company to have an additional independent director with significant knowledge, skills, perspectives and insights with respect to an international business, such as that operated by the Company. The Board of Directors believes that ideally such a person would have both operational and financial expertise. Since this search process commenced only recently, the Board of Directors was unable to nominate such a person for approval by the shareholders at the Meeting. Under Bermuda law, in order for the Board of Directors to elect an additional director after the Meeting to serve until the Company's next annual general meeting of shareholders, the shareholders are required to establish a maximum number of directors which provides for a vacancy on the Board of Directors. Accordingly, the Board of Directors believes that it is in the best interests of the Company to set the maximum number of directors to serve on the Board of Directors until the next annual general meeting of shareholders at seven.

Vote Required; Recommendation

         Approval of this proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted for the approval of this proposal.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF SETTING THE MAXIMUM NUMBER OF DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS UNTIL THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS AT SEVEN.

                      INCREASE IN THE NUMBER OF AUTHORIZED
                         SHARES OF CLASS A COMMON STOCK

         The Company's Memorandum of Association presently authorizes the issuance of 50,000,000 shares of stock divided into three classes: 30,000,000 shares of Class A Common Stock, 15,000,000 shares of Class B Common Stock and 5,000,000 shares of Preferred Stock. As of March 24, 1997, [16,716,478] shares of Class A Common Stock were issued and outstanding and [9,371,559] shares were reserved for issuance upon the conversion of shares of Class B Common Stock into Class A Common Stock, and the exercise of employee and other stock options and warrants. Accordingly, there are currently [3,911,963] shares of Class A Common Stock that are unissued and not reserved for issuance. As of March 24, 1997, [7,149,475] shares of Class B Common Stock and no shares of Preferred Stock were issued and outstanding, leaving [7,850,525] shares of Class B Common Stock and 5,000,000 shares of Preferred Stock unissued and not reserved for issuance.


         The Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to increase the number of authorized shares of stock from 50,000,000 to 120,000,000, such increase representing a change in the shares of Class A Common Stock that are authorized from 30,000,000 shares to 100,000,000 shares. This increase would be effected by
(i) amending the Company's Memorandum of Association and (ii) amending Bye-law 3(1)(a), as set forth in Exhibit A hereto. The Board of Directors has determined that the authorization of an additional 70,000,000 shares of Class A Common Stock will provide the Company with flexibility in the future by assuring that there will be sufficient authorized shares of Class A Common Stock to enable the Company to issue shares in connection with future acquisitions or mergers, new capital requirements, stock dividends, employee stock option plans and for other corporate purposes.

         The unreserved and unissued shares of Class A Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors of the Company may determine to be in the best interests of the Company and its shareholders and, except as otherwise required by applicable law, without further authority from the shareholders of the Company. The Company has no present plan, agreement or understanding with respect to the issuance of such additional authorized shares of Class A Common Stock.

Vote Required; Recommendation

         Adoption of this proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast.

Unless otherwise indicated, the accompanying form of proxy will be voted FOR the adoption of the amendments to the Company's Memorandum of Association and Bye-laws to increase the number of shares of stock authorized from 50,000,000 shares to 120,000,000 shares by increasing the number of shares of Class A Common Stock authorized from 30,000,000 shares to 100,000,000 shares.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE AMENDMENTS TO THE COMPANY'S MEMORANDUM OF ASSOCIATION AND BYE-LAWS TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK.

                      AMENDMENTS TO THE COMPANY'S BYE-LAWS
                             CONCERNING THE SCOPE OF
                     THE AUTHORITY OF DIRECTORS AND OFFICERS

         The Bye-laws of the Company presently accord any two directors the power to bind the Company without regard to financial limitations. The Board of Directors has determined that such broad authority is contrary to the best interests of the Company and its shareholders, and that it would be in the best interests of the Company and its shareholders to more precisely define the scope of the directors' and officers' authority by amending the Company's Bye-laws. By deleting Bye-laws 104(2) and 105, renumbering Bye-law 104(3) as 104(2), and amending Bye-law 107, as set forth in Exhibit B hereto, the proposal seeks to limit, unless otherwise expressly authorized by the Board of Directors, any director or officer from (i) entering into any contract, deed, or other agreement obliging the Company to make payments above a certain term or amount, which term or amount may be determined from time to time by the Board of Directors, or (ii) issuing or agreeing to issue any shares of capital stock of the Company.

         The Board of Directors also believes that it is in the best interests of the Company and its shareholders to further amend the Bye-laws to provide the President of the Company with the express power, acting alone, to enter into any contract, deed or other agreement that obligates the Company to make payments (or provide services or goods) in an amount (or having a fair value) not to exceed $250,000, or, if a certain obligation is contemplated by, and within limits established by an Annual Budget and Operating Plan that has been approved by the Board of Directors, in an amount not to exceed $1,000,000. Such flexibility will enable the President to conduct activities related to the day-to-day operations of the Company without express approval of the Board of Directors. The Board of Directors believes that most comparable public companies permit their President to conduct such activities without approval of the Board of Directors. This would be accomplished by amending Bye-law 130 as set forth in Exhibit B hereto.

         Bermuda law requires that the shareholders approve all amendments to the Company's Bye-laws.

Vote Required; Recommendation

         Adoption of this proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the adoption of the amendments to the Company's Bye-laws concerning the scope of the authority of directors and officers.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENTS TO THE COMPANY'S BYE-LAWS CONCERNING THE SCOPE OF THE AUTHORITY OF DIRECTORS AND OFFICERS.

                      AMENDMENTS TO THE COMPANY'S BYE-LAWS

                         CONCERNING THE REQUIREMENTS FOR
                           APPROVING CERTAIN PROPOSALS

         The Board of Directors has determined that the procedures and requirements for (i) electing directors to the Board of Directors and (ii) rescinding, altering, amending or adopting Bye-laws should be clarified, and that it is in the best interests of the Company and its shareholders to amend the Company's Bye-laws to clarify such procedures and requirements.

         As a matter of Bermuda law, a simple majority is required for the election of directors. The Board of Directors believes this to be an appropriate standard with regard to the election of directors of the Company and believes it beneficial to the Company and its shareholders to make such a procedure an express provision of the Company's Bye-laws. The proposed amendment to Bye-law 86(1), as set forth in Exhibit C hereto, accomplishes this by expressly stating that the election or appointment of directors is to be accomplished "by ordinary resolution", defined elsewhere in the Bye-laws as a simple majority.

         Additionally, the Board of Directors has determined that the current Bye-law provisions regarding the rescinding, altering, amending or adopting of Bye-laws should be clarified. While the Bye-laws currently define only two types of resolutions, an "ordinary resolution" and a "special resolution", the Bye-laws presently make reference to a "general resolution" being required to rescind, alter, amend or adopt Bye-laws. The Board of Directors believes that "general," as used therein, means "ordinary", and deems it advisable to amend Bye-law 167, as set forth in Exhibit C hereto.

         Bermuda law requires that the shareholders approve all amendments to the Company's Bye-laws.

Vote Required; Recommendation

         Adoption of this proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the adoption of the amendments to the Company's Bye-laws concerning the requirements for approving certain proposals.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENTS TO THE COMPANY'S BYE-LAWS CONCERNING THE REQUIREMENTS FOR APPROVING CERTAIN PROPOSALS.

                             DIRECTORS' COMPENSATION

         Each non-employee director of the Company who is not a controlling person of an affiliate has previously received a fee of $2,500 per Board meeting. Over the past fiscal year of the Company, it has become the practice of the Company to hold management meetings from time to time which are attended by all the directors. Typically, the time commitment of each director, both in preparation for, and attendance at, such management meetings is similar to that of scheduled Board meetings. Directors, however, currently are not compensated for attendance at management meetings. Accordingly, the Board of Directors has determined that in order to attract and retain qualified individuals to serve as directors of the Company, it is in the best interests of the Company that the shareholders approve a per annum fee to be paid to directors, which would result in the directors indirectly being compensated for time devoted to all activities as directors on behalf of the Company. In addition, only non-employees who are not controlling persons of affiliates of the Company have in the past been compensated for serving as directors. The Company's directors who are controlling persons of affiliates of the Company devote a substantial amount of time to serving as directors. The Board of Directors has determined that it is in the best interests of the Company to compensate such directors at the same rate that it compensates directors who are not controlling persons of affiliates of the Company. Therefore, it is proposed that the shareholders approve a fee of $10,000 per annum to be paid to Messrs. Lauder, Gaspar, Schlosser, Rayne and Trollope for the Company's 1996 fiscal year and, for each of these directors who are re-elected at the Meeting, for the 1997 fiscal year. Moreover, since Mr. Palmer only served as a director of the Company until October 1996, it is proposed that the shareholders approve a fee of $7,500 to be paid to Mr. Palmer for the time that he served as a director during the 1996 fiscal year. In addition, a proposal to set the maximum number of directors to serve until the next annual general meeting at seven has been approved by the Board of Directors and is to be voted upon at the Meeting. If the Board of Directors elects a new director after the Meeting, such person would receive a pro-rata amount of the $10,000 per annum fee.

Vote Required; Recommendation

         Approval of this proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the approval of this proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED DIRECTORS' COMPENSATION.

                       AMENDMENT TO THE COMPANY'S BYE-LAWS
                    PERMITTING THE BOARD OF DIRECTORS TO SET
                    THE COMPENSATION TO BE PAID TO DIRECTORS

         Currently, the shareholders of the Company must consent to the setting of the compensation to be paid to directors. The Board of Directors believes that comparable public companies permit their Board of Directors to set fees to be paid to directors' without the consent of their shareholders. In order to be consistent with the practices of such comparable companies, the Board of Directors has determined that it is in the best interests of the Company for the shareholders to amend Bye-law 96 to permit the Board of Directors to set the compensation to be paid to directors, as set forth in Exhibit D hereto.

         Bermuda law requires that the shareholders approve all amendments to the Company's Bye-laws.

Vote Required; Recommendation

         Adoption of this proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the adoption of the amendment to the Company's Bye-laws permitting the Board of Directors to set the compensation to be paid to directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S BYE-LAWS PERMITTING THE BOARD OF DIRECTORS TO SET THE COMPENSATION TO BE PAID TO DIRECTORS.

                        ADOPTION OF FINANCIAL STATEMENTS

         The Audit Committee of the Board of Directors has approved the audited financial statements for the Company's fiscal year ended December 31, 1996 (the "Financial Statements") for presentation to the shareholders at the Annual Meeting of Shareholders. Under Bermuda law, the shareholders are requested to adopt financial statements. Under Bermuda law, the adoption of the Financial Statements by the shareholders does not affect any rights that the shareholders may have with respect to the Financial Statements. The Board of Directors recommends that the shareholders adopt the Financial Statements.

Vote Required; Recommendation

         The adoption of the financial statements requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted FOR adoption of the Financial Statements and the auditors' report thereon.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE FINANCIAL STATEMENTS AND THE AUDITORS' REPORT THEREON.

                              SELECTION OF AUDITORS

         At the recommendation of the Audit Committee, the Board of Directors

recommends to the shareholders that Arthur Andersen & Co., Victoria Hall, Hamilton, Bermuda, be appointed to serve as the independent auditors of the Company until the conclusion of the Company's next annual general meeting of shareholders. In addition, the Board of Directors recommends to the shareholders that the shareholders authorize the Board of Directors to approve the auditors' fee.

         Representatives of Arthur Andersen & Co. are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

Vote Required; Recommendation

         The appointment of Arthur Andersen & Co. to serve as the independent auditors of the Company and the authorization of the Board of Directors to approve the auditors' fee requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the appointment of Arthur Andersen & Co. as the Company's auditors and for the Board of Directors to approve the auditors' fee.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS THE COMPANY'S AUDITORS AND A VOTE IN FAVOR OF AUTHORIZING THE BOARD OF DIRECTORS TO APPROVE THE AUDITORS' FEE.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lauder Promissory Note

         In October 1996, the Company executed a Promissory Note in favor of Ronald S. Lauder pursuant to which Mr. Lauder agreed to make loans of up to $20,000,000 to the Company (the "Lauder Loan"). The Lauder Loan carried interest of 2.0% over LIBOR and provided Mr. Lauder with warrants exercisable for up to 100,000 shares of Class A Common Stock. The Lauder Loan was repaid in accordance with its terms at the consummation of the 1996 Offering. Based on the aggregate advances made by Mr. Lauder of $14,000,000, Mr. Lauder received warrants exercisable for 70,000 shares of the Class A Common Stock at an exercise price of $30.25 per share, which warrants will be exercisable for 4 years commencing on October 2, 1997. Mr. Lauder is Chairman of the Board of the Company.

Lease Agreements

         CEDC Management Services GmbH owns CEDC Praha s.r.o, the owner of the facility which Nova TV leases as its television headquarters (the "Nova Facility"). This capitalized lease provides for payments to be made, including principal and interest, by Nova TV of $3,934,000 in each of 1997, 1998 and 1999. Through December 31, 1996, Nova TV has made principal payments of $2,868,000 to be applied for the purchase of the Nova facility. The term of the lease is for one year, but is renewable for additional one year periods at the option of Nova TV. During the fiscal year ended December 31, 1996, Nova TV made lease payments, including principal and interest, for the Nova Facility of $3,561,000. The Company believes that Nova TV's payments under this lease approximate market rates. CEDC Management Services GmbH is a subsidiary of CEDC. Messrs. Lauder, Gaspar and Trollope are Chairman, President, and a director, respectively, of CEDC and have an aggregate equity interest in excess of 10% in CEDC.

Administrative Services

         R.S. Lauder, Gaspar & Co., LP has agreed to perform administrative services for CME Media Enterprises B.V. ("CME BV"), a subsidiary of the Company, pursuant to a services agreement dated as of April 1, 1994 (and subsequently extended) (the "Services Agreement"). Under the Services Agreement, CME BV has agreed to reimburse R.S. Lauder, Gaspar & Co., LP for its costs (including the costs of employees) incurred in providing administrative services to the Company. The costs of such services that may be requested from time to time by the Company pursuant to the Services Agreement are at a rate that could reasonably be expected to be charged by an unaffiliated third party. During the fiscal year ended December 31, 1996, the Company paid $74,202 to R.S. Lauder, Gaspar & Co., LP under the

Services Agreement. The Services Agreement with R.S. Lauder, Gaspar & Co., LP has been extended until March 31, 1998, unless sooner terminated on thirty days' advance notice by either party. The Services Agreement was not negotiated on an arm's length basis. The Company believes, however, that the terms of the Services Agreement are at least as favorable to the Company as those it could negotiate with unrelated parties. A previous services agreement with CEDC expired during the fiscal year ended December 31, 1996, and no payments were made thereunder during the 1996 fiscal year. Messrs. Lauder and Gaspar are indirect majority partners of R.S. Lauder, Gaspar & Co., LP. Messrs. Lauder, Gaspar and Trollope are Chairman, President, and a director, respectively, of CEDC and have an aggregate equity interest in excess of 10% in CEDC.

                              SHAREHOLDER PROPOSALS

         Any proposal of an eligible shareholder intended to be presented at the next annual general meeting of shareholders of the Company must be received by the Company by December 5, 1997 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                  MISCELLANEOUS

         Under Bermuda law, no matter or business other than those set forth in the accompanying Notice of Annual Meeting of Shareholders is permitted to be presented at the Meeting.


         The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Officers and regular employees may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid. In addition, Shareholder Communications Corporation has been engaged by the Company to act as proxy solicitors and will receive fees of $3,000, plus expenses. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

         The Annual Report to Shareholders for the fiscal year ended December 31, 1996 is being mailed to shareholders simultaneously with this Proxy Statement.

                                            By order of the Board of Directors,

                                            /s/ Nicolas G. Trollope

                                            NICOLAS G. TROLLOPE
                                            Secretary

Hamilton, Bermuda
April 4, 1997

                                                                       EXHIBIT A

                      PROPOSED AMENDMENTS TO THE COMPANY'S
                     MEMORANDUM OF ASSOCIATION AND BYE-LAWS
                      TO INCREASE THE NUMBER OF AUTHORIZED
                         SHARES OF CLASS A COMMON STOCK

Memorandum of Association

         The following constitutes the proposed amendment to the Company's Memorandum of Association:

         That the authorized share capital of the Company be and is hereby increased from US$500,000 to US$1,200,000 by the creation of 70,000,000 shares of Class A Common Stock of a par value of US$.01 each for the purposes of issuing further shares of a Class A Common Stock pursuant to the Bye-laws of the Company.

Bye-law 3(1)(a)

         The current text of Bye-law 3(1)(a) provides as follows:

         3.       (1)      The capital of the Company shall be divided into
                           three classes of shares, namely:

                  (a) 30,000,000 Shares of Class A Common Stock, par value US$.01 per share ("Class A Shares").

         If the proposal is adopted, Bye-law 3(1)(a) would provide:

         3.       (1)      The capital of the Company shall be divided into
                           three classes of shares, namely:

                  (a) 100,000,000 Shares of Class A Common Stock, par value US$.01 per share ("Class A Shares").

                                                                       EXHIBIT B

                           PROPOSED AMENDMENTS TO THE
                          COMPANY'S BYE-LAWS CONCERNING
                           THE SCOPE OF THE AUTHORITY
                            OF DIRECTORS AND OFFICERS

         Bye-laws 104(2) and 105, proposed to be deleted, and Bye-law 107, proposed to be amended, currently provide as follows:

Bye-law 104(2)

                  104. (2) Any person contracting or dealing with the Company in the ordinary course of business shall be entitled to rely on any written or oral contract or agreement or deed, document or instrument entered into or executed as the case may be by any two of the Directors acting jointly on behalf of the Company and the same shall be deemed to be validly entered into or executed by the Company as the case may be and shall, subject to any rule of law, be binding on the Company.

Bye-law 105

                  105. The Board may establish any regional or local boards or agencies for managing any of the affairs of the Company in any place, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration (either by way of salary or by commission or by conferring the right to participate in the profits of the Company or by a combination or two or more of these modes) and pay the working expenses of any staff employed by them upon the business of the Company. The Board may delegate to any regional or local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

Bye-law 107

                  107. The Board may entrust to and confer upon a Managing Director, Joint Managing Director, Deputy Managing Director, and Executive Director or any

                  Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

         If the proposal is adopted, Bye-laws 104 and 107, in their entirety, would provide as follows:

Bye-law 104

                  104. (1) The business of the Company shall be managed and conducted by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Statutes or by these Bye-laws required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Bye-laws and to such regulations being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Bye-law shall not be limited or restricted by any special authority or power given to the Board by any other Bye-law.

                           *(2) Without prejudice to the general powers
                  conferred by these Bye-laws it is hereby expressly declared that the Board shall have the following powers:

                           (a) To give any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed.

                           (b) To give any Directors, officers or servants of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in

--------

* This is currently Bye-law 104(3). If the proposal is adopted, this Bye-law will be renumbered as Bye-law 104(2), as set forth above.

                                    substitution for a salary or other
                                    remuneration.

                           (c)      To resolve that the Company may be
                                    discontinued in Bermuda and continued in a named country or jurisdiction outside Bermuda subject to the provisions of the Act.

Bye-law 107

                  107. Except as specified in Bye-law 130 or unless expressly authorized by the Board in accordance with these Bye-laws, no Director or Officer may (a) enter into any contract or deed or other agreement pursuant to which the Company is obliged to make payment over such term or such amount as the Board may from time to time determine, or (b) issue or agree to issue any share of the Company. The Board may entrust to and confer upon any officer such powers, with such terms, conditions and restrictions, as the Board in its discretion deems appropriate.

Bye-law 130

         The current text of Bye-law 130 provides:

                  130. The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.

         If the proposal is adopted, the following sentence would be added to the above:

                  In addition, the President of the Company shall have the power and is expressly authorized to enter into any contract, deed or other agreement that obligates the Company to make payments (or provide services or goods) in an amount (or having a fair value) not exceeding US$250,000 or, if such obligation is contemplated by and within the limits established by an Annual Budget and Operating Plan approved by the Board, obligates the Company to make payments (or provide services or goods) in an amount (or having a fair value) not exceeding US$1,000,000.

                                                                       EXHIBIT C

                           PROPOSED AMENDMENTS TO THE
                          COMPANY'S BYE-LAWS CONCERNING
                         THE REQUIREMENTS FOR APPROVING
                                CERTAIN PROPOSALS

Bye-law 86(1)

         Bye-law 86(1) currently provides:

                  86. (1) Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than three
                  (3). At all times, at least two (2) Directors shall be independent directors. There shall be no maximum number of Directors. The Directors shall be elected or appointed in the first place at the statutory meeting of Members and thereafter at each annual general meeting of the Company in accordance with Bye-law 87 and shall hold office until the next appointment of Directors or until their successors are elected or appointed. Any general meeting may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

         If amended, as proposed, the new Bye-law 86(1) would read as follows:

                  86. (1) Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less that three
                  (3). At all times, at least two (2) Directors shall be independent directors. There shall be no maximum number of Directors. The Directors shall be elected or appointed by ordinary resolution in the first place at the statutory meeting of Members and thereafter at each annual general meeting of the Company subject to Bye-law 87 and shall hold office until the next appointment of Directors or until their successors are elected or appointed. Any general meeting may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

Bye-law 167

         Bye-law 167 currently provides:

                  167. No Bye-Law shall be rescinded, altered or amended and no new Bye-Law shall be made until the same has been approved by a resolution of the Directors and confirmed by a general resolution of the holders of Common Shares.


         If amended, as proposed, Bye-law 167 would read as follows:

                  167. No Bye-Law shall be rescinded, altered or amended and no new Bye-Law shall be made until the same has been approved by a resolution of the Directors and confirmed by an ordinary resolution of the holders of Common Shares.

                                                                       EXHIBIT D

                       PROPOSED AMENDMENT TO THE COMPANY'S
                        BYE-LAWS PERMITTING THE BOARD OF
                        DIRECTORS TO SET THE COMPENSATION
                             TO BE PAID TO DIRECTORS

Bye-law 96

         Bye-law 96 currently provides:

                  96. The ordinary remuneration of the Directors shall from time to time be determined by the Company in general meeting and shall (unless otherwise directed by the resolution by which it is voted) be divided amongst the Board in such proportions and in such manner as the Board may agree or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office. Such remuneration shall be deemed to accrue from day to day.

         If amended, as proposed, the new Bye-law 96 would read as follows:

                  96. The remuneration of the Directors shall from time to time be determined by the Directors and reported to the Members on an annual basis. Such remuneration shall be deemed to accrue from day to day.

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 2, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Leonard M. Fertig and Nicolas G. Trollope, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of Central European Media Enterprises Ltd. (the "Company") held of record by the undersigned on March 24, 1997 at the Annual Meeting of Shareholders to be held at The Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda, on Friday, May 2, 1997, at 10:00 A.M. and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1.       The election of six directors nominated by the Board of Directors:

 FOR all nominees listed below                      WITHHOLD AUTHORITY
(except as indicated below)                         to vote for the nominees
                  ---                               listed below   ---
                  ---                                              ---

     RONALD S. LAUDER, LEONARD M. FERTIG, ANDREW GASPAR, ROBERT A. RAYNE, HERBERT S. SCHLOSSER AND NICOLAS G. TROLLOPE

Instruction: to withhold authority to vote for any individual nominee, write that nominee's name on this line:

2. The approval of a proposal to set the maximum number of directors to serve on the Board of Directors until the next annual general meeting of shareholders at seven.

 FOR  ---                   AGAINST  ---           ABSTAIN    ---
      ---                            ---                      ---

3. The adoption of proposed amendments to the Company's Memorandum of Association and Bye-laws to increase the number of authorized shares of the Company's stock from 50,000,000 shares to 120,000,000 shares by increasing the number of authorized shares of Class A Common Stock from 30,000,000 shares to 100,000,000 shares.

 FOR  ---                   AGAINST  ---           ABSTAIN    ---
      ---                            ---                      ---



4. The adoption of proposed amendments to the Company's Bye-laws concerning the scope of the authority of the directors and officers of the Company.

 FOR  ---                   AGAINST  ---           ABSTAIN    ---
      ---                            ---                      ---


5. The adoption of proposed amendments to the Company's Bye-laws concerning the requirements for approving certain proposals.

 FOR  ---                   AGAINST  ---           ABSTAIN    ---
      ---                            ---                      ---


6.       The approval of a proposal to change the compensation of directors.

 FOR  ---                   AGAINST  ---           ABSTAIN    ---
      ---                            ---                      ---

7. The adoption of a proposed amendment to the Company's Bye-laws permitting the Board of Directors to set the compensation to be paid to directors.

 FOR  ---                   AGAINST  ---           ABSTAIN    ---
      ---                            ---                      ---


8. The adoption of the financial statements and the auditors' report thereon for the fiscal year ended December 31, 1996.

 FOR  ---                   AGAINST  ---           ABSTAIN    ---
      ---                            ---                      ---

9. The appointment of Arthur Andersen & Co. as independent auditors of the Company for the 1997 fiscal year and the authorization of the Board of Directors to approve the auditors' fee.

 FOR  ---                   AGAINST  ---           ABSTAIN    ---
      ---                            ---                      ---


        This proxy, when properly executed, will be voted as directed. If no direction is indicated, the proxy will be voted (i) FOR the election of the six named individuals as directors, (ii) FOR the approval of the proposal to set the maximum number of directors to serve on the Board of Directors until the next annual general meeting at seven, (iii) FOR the adoption of the proposed amendment to the Company's Memorandum of Association and Bye-laws to increase the number of authorized shares of the Company's stock, (iv) FOR the adoption of proposed amendment to the Company's Bye-laws concerning the scope of the authority of the directors and officers of the Company, (v) FOR the adoption of proposed amendment to the Company's Bye-laws concerning the requirements for approving certain proposals, (vi) FOR the approval of a proposal to change the compensation of directors, (vii) FOR the adoption of the proposed amendment to the Company's Bye-laws permitting the Board of Directors to set the compensation to be paid to directors, (viii) FOR the adoption of the Financial Statements and the auditors' report thereon, and (ix) FOR the appointment of Arthur Andersen & Co. as independent auditors of the Company for the 1997 fiscal year and the authorization of the Board of Directors to approve the auditors' fee.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 2, 1997 and the Proxy Statement, dated April 4, 1997 prior to the signing of this proxy.

                                    Dated                                 , 1997
                                         ---------------------------------


                                    --------------------------------------


                                    --------------------------------------


                                    Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. When a proxy is given by a partnership, it should be signed in the partnership name by an authorized person.

       PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY
       IN THE ENCLOSED ENVELOPE.